                               [GRAPHIC OMITTED]

                           OFFER FOR ALL OUTSTANDING
                      14% SENIOR DISCOUNT NOTES DUE 2009
                             IN EXCHANGE FOR UP TO
                 $800,000,000 PRINCIPAL AMOUNT AT MATURITY OF
                      14% SENIOR DISCOUNT NOTES DUE 2009

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      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
         , 1999, UNLESS EXTENDED OR TERMINATED (THE "EXPIRATION DATE").
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To Our Clients:

     Enclosed for your consideration is a Prospectus dated   , 1999 (as the
same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Nextel Partners, Inc. (the "Company") to exchange up to $800,000,000 in aggregate principal amount at maturity of its Senior Discount Notes due 2009 (the "Old Notes") for $800,000,000 in aggregate principal amount at maturity of its Senior Discount Notes due 2009 (the "New Notes") upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

     The material is being forwarded to you as the beneficial owner of Old Notes held by us for your account or benefit but not registered in your name. A tender of the Old Notes pursuant to the Exchange Offer may be made only by us as the registered holder of the Old Notes, and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to tender Old Notes in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all Old Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Notes pursuant to the Exchange Offer.

     Your instructions to us should be forwarded as promptly as practicable in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City Time, on   , 1999, unless extended (the "Expiration Date"). Old
Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

     If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

                         INSTRUCTIONS WITH RESPECT TO
                              THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Nextel Partners, Inc. with respect to their Old Notes.

     This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Notes held by you for my account as indicated below:



                                         AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES

                                         _______________________________________

[ ] Please do not, tender any Old Notes
    held by you for my account

    Dated:_______________________, 1999  _______________________________________


                                         _______________________________________
                                                      Signature(s)

                                         _______________________________________

                                         _______________________________________

                                         _______________________________________
                                                 Please Print Name(s) here


                                         _______________________________________
                                                     Address(es)

                                         _______________________________________
                                         Area Code(s) and Telephone Number(s)

                                         _______________________________________
                                              Tax Identification or Social
                                                    Security No.(s).


     None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.